UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2021

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Foot Locker, Inc. (the “Company”) issued a press release on March 25, 2021 announcing that it has appointed Andrew E. Page, age 51, as Executive Vice President and Chief Financial Officer of the Company, effective April 12, 2021, replacing Lauren B. Peters, who, as previously announced, plans to retire from the Company. Ms. Peters, a named executive officer, will remain an employee of the Company until her retirement, effective May 1, 2021, at which time her employment agreement will terminate. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Mr. Page has served as Senior Vice President, Chief Accounting Officer and Controller at Advance Auto Parts, Inc. since May 2019. Previously, Mr. Page served as Senior Vice President and Chief Accounting Officer at Under Armour, Inc. Mr. Page worked for Under Armour, Inc. from 2011 to 2019, where he initially served as the company’s Assistant Controller.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Page’s base salary will be set at $615,000 per year, his target annual equity incentive opportunity will be set at 150% of base salary (20% delivered in restricted stock units that vest three years from the date of grant, 60% delivered in performance stock units (prorated for the 2020-21 and 2021-22 performance periods), and 20% in non-statutory stock options that vest in equal installments over three years, in each case subject to continued employment through the vesting dates), and his target annual cash incentive opportunity will be set at 75% of base salary (prorated for 2021). Mr. Page will receive a sign-on cash payment in the amount of $500,000 and a sign-on RSU grant with a value of $750,000, which will vest ⅓ on each of the first three anniversaries of the grant date, as long as Mr. Page is continuously employed by the Company through each such anniversary date.

Mr. Page has no family relationship with any of the Company’s directors or executive officers. Mr. Page has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 25, 2021, issued by Foot Locker, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: March 25, 2021	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary